Exhibit 11



                                 Cullen/Frost Bankers, Inc.
                          Computation of Earnings Per Common Share
                           Primary and Fully Diluted (Unaudited)
                          (in thousands, except per share amounts)


                                             Six Months Ended      Three Months Ended
                                                   June 30                June 30
                                           -------------------     -------------------
Primary Earnings per Share                   1997        1996        1997        1996
--------------------------                 -------     -------     -------     -------
Net income applicable to common stock      $30,694     $26,593     $15,631     $13,518
                                           =======     =======     =======     =======

Weighted average shares outstanding         22,492      22,427      22,483      22,433
Addition from assumed exercise of
 stock options                                 610         418         625         427
                                           -------     -------     -------     -------
Weighted average number of common
 shares outstanding                         23,102      22,845      23,108      22,860
                                           =======     =======     =======     =======
Primary earnings per common share          $  1.33     $  1.16     $   .68     $   .59



                                             Six Months Ended       Three Months Ended
                                                June 30                   June 30
                                           -------------------     -------------------
Fully Diluted Earnings per Share             1997        1996        1997        1996
--------------------------------           -------     -------     -------     -------
Net income applicable to common stock      $30,694     $26,593     $15,631     $13,518
                                           =======     =======     =======     =======

Weighted average shares outstanding         22,491      22,427      22,483      22,433
Addition from assumed exercise  of
 stock options                                 702         479         692         473
                                           -------     -------     -------     -------
Weighted average number of common
 shares outstanding                         23,193      22,906      23,175      22,906
                                           =======     =======     =======     =======
Fully diluted earnings per common share    $  1.32     $  1.16     $   .67     $   .59
